UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2011

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 80239
(Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2011, MusclePharm Corporation, a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with TSX Holdings, LLC, a limited liability company organized and existing under the laws of the State of South Carolina (“TSX”).  Pursuant to the terms of the Agreement, TSX agreed to purchase 42,000,000 shares of the Company’s common stock for a total purchase price of $375,000.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the sale and issuance of our shares of common stock under the Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction did not involve a public offering, TSX is an “accredited investor” and/or qualified institutional buyer and TSX has access to information about the Company and its investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated December 2, 2011, by and between MusclePharm Corporation and TSX Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: December 8, 2011	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer